Exhibit 23.1



                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion of our report dated February 21, 2002 contained in BioMarin Pharmaceutical Inc.'s Annual Report on Form 10-K filed on April 1, 2002, and to the incorporation by reference of such report in three of BioMarin Pharmaceutical Inc.'s Registration Statements on form S-3, Registration Nos. 333-48800, 333-61322 and 333-72866.




                                       /s/  Arthur Andersen LLP

San Francisco, California
March 28, 2002